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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (Date of earliest event reported)
                                  May 15, 2009


                       AMERICAN ENVIRONMENTAL ENERGY, INC.
             (Exact name of Registrant as specified in its charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)

                                   33-38119-C
                            (Commission File Number)

                                   41-1619632
                      (IRS Employer Identification Number)

                              650 Town Center Drive
                                    Suite 860
                          Costa Mesa, California 92626
                    (Address of principal executive offices)

                                 (949) 610-8469
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act



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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
          Appointment of Principal Officers.


(c) On May 14, 2009, the Company's Board of Directors appointed Mr. William McManes, as a director to fill an open vacancy on the Board. The acceptance of Mr. McManes is effective as of May 15, 2009. Mr. McManes has entered into an Indemnification Agreement with the Company dated May 15, 2009 which is attached hereto as Exhibit 10.14.

(e) On May 14, 2009, the Company's Board of Directors adopted an Executive Bonus Plan (the "Plan"), attached hereto as Exhibit 10.15, to provide for bonuses to motivate and reward eligible key executives who through industry, ability and exceptional service, contribute materially to the success of the Company.

The amount of the fund shall be determined annually within 90 days after the end of the Plan Year, which is December 31, and shall be promptly distributed to the Employees, as determined below. The amount of the bonus fund available for bonuses for any Plan Year shall be equal to the sum of:

1. Two percent (2%) of the equity capital or long term debt received by the Company during the Plan Year up to $10,000,000; one and a one-half percent (1.5%) of the equity capital or long term debt received by the Company in excess of $10,000,000 but less than $50,000,000; and one percent (1%) of the equity capital or long term debt received by the Company on amounts over $50,000,000; and

2. Identical allocation and criterion as in 1 above, applied to the transactional value of any mergers or acquisitions consummated during that bonus pool year; (provided that capital or debt used to consummate mergers and acquisitions shall not be taken into effect with respect to the same transaction more than once in any Plan Year); and

3. An allocation of between five percent (5%) and ten percent (10%) of the equity allocated in formation of any subsidiary or venture, for which a spinoff is, contemplated on either a public or private methodology; and

4. Up to five percent (5%) of annual pre-tax income of the Company.

The CEO shall determine in his sole discretion the allocation of individual bonus awards for Eligible Employees by adopting an Appendix to the Plan establishing each Eligible Employee's allocation of the bonus fund and the relevant Performance Goals and business criteria for each Eligible Employee.

Performance Goals shall be subject to such adjustments as determined by the CEO to be appropriate (i) in conjunction with an acquisition by the Company or an Affiliate, (ii) in conjunction with any share offering by the Company or (iii) for changes in accounting principles and/or other items that are required by generally accepted accounting principles ("GAAP") to be separately disclosed in the Company's or each Affiliate's financial statements.

If a Participant who is designated by the CEO as likely to be a Covered Employee (as defined in the Bonus Plan) should qualify as "performance-based compensation," the grant, exercise and/or settlement of such award shall be contingent upon achievement of Performance Goals determined by the Committee.

In the case of bonuses granted to Covered Employees, Performance Goals shall be established not later than 90 days after the beginning of any performance period applicable to the bonus, or at such other date as may be required or permitted for "performance-based compensation." Additionally, the maximum value of a bonus awarded under the Plan to a single Covered Employee may not exceed the greater of $1,000,000 or three time such Employee's annual salary per Plan Year, without approval of the Committee.

Prior to payment of any bonus amount under the Plan to a Covered Employee, the CEO shall certify in writing that the Performance Goal(s) and all other material terms stated under the Plan have been attained. The approved minutes of a Committee meeting of the Board of Directors in which a certification is made shall be treated as a written certification of attainment.


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The CEO has the full power and authority to construe, interpret and administer the Plan. All decisions, actions or interpretations by the CEO shall be final, conclusive and binding upon all parties; provided that the Board of Directors may revise, suspend or supersede any allocation or payment.

The CEO, subject to Board approval, reserves the right at any time to amend, suspend, or terminate the Plan in whole or in part and for any reason and without the consent of any Participant or Beneficiary. No modification of the Plan by the CEO without approval of the Board of Directors will materially increase the maximum amount allocated to a Covered Employee or render any member of the Committee eligible for a bonus award.

The settlement of bonuses awarded under the Plan shall be in cash. The CEO may, in his discretion, reduce the amount of a settlement otherwise to be made in connection with a bonus based on the performance of the Employee.


Item 9.01  Financial Statements and Exhibits

(c) Exhibits


10.14 Indemnification Agreement entered into with William McManes, dated May 15, 2009.

10.15    Executive Bonus Plan.

99.1     Press Release dated May 18, 2009.






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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                               AMERICAN ENVIRONMENTAL ENERGY, INC.
                               (Registrant)



                               By: /s/ Brent A. Brewer
                                   ---------------------------------------------
                                   Name: Brent A. Brewer
                                   Title: Chairman of the Board, President,
                                   Principal Executive Officer,
                                   Principal Financial Officer, Principal
                                   Accounting Officer, Treasurer and Secretary




Date: May 19, 2009